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                                                                    EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT




The Board of Directors and Stockholders
Computron Software, Inc.:


We consent to the use of our reports dated January 30, 1998, except as to note 6, which is as of March 6, 1998, on the consolidated financial statements and related schedule for 1997 of Computron Software, Inc. and subsidiaries as of and for the year ended December 31, 1997, which reports appear in the December 31, 1997 Annual Report on Form 10-K of Computron Software, Inc., incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.




                                                           KPMG Peat Marwick LLP




Short Hills, New Jersey
April 7, 1998